                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2001
                                                  ----------------

                                Verticalnet, Inc.
--------------------------------------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

        Pennsylvania                             000-25269                             23-2815834
-----------------------------------------------------------------------------------------------------
(State or Other Jurisdiction                    (Commission                          (IRS Employer
      of Incorporation)                         File Number)                      Identification No.)


507 Prudential Road, Horsham, PA                                         19044
--------------------------------------------------------------------------------
(Address of principal executive offices)                                Zip Code



Registrant's telephone, including area code: 215-328-6100

         (Former name and former address, if changed since last report)
--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

         On October 10, 2001, Verticalnet announced that it has amended its software licensing agreement with Converge, Inc. due to Converge's recent strategic restructuring. Verticalnet also confirmed that it would continue to power Converge's core trading and exchange services business under an amended software agreement. The amended contract revises the term of the software license granted to Converge and reduces the level of professional services to be provided by Verticalnet.

         Under the amended contract, Verticalnet announced that it expects to receive $22.0 million over the next seven months for the software license and an additional $4.5 million over the next eighteen months for maintenance and support. The total payments of $26.5 million and the approximate $15.0 million in deferred revenues (as of September 30, 2001) from the original contract will be recognized on a straight-line basis over the term of the amended contract, which expires on March 31, 2003. As of September 30, 2001, Verticalnet had received approximately $39 million under the original three-year, $108 million contract signed in January 2001.

         Verticalnet also announced that due to Converge's strategic restructuring and current market conditions, Verticalnet will write down its $215 million equity investment in the privately held company, resulting in a third quarter non-cash charge of approximately $175 to $200 million, or $1.75 to $2.00 per share, to properly reflect the investment's current fair value.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This report contains forward-looking information that involves risks and uncertainties. Such information includes statements relating to the expected impact of the amended Converge contract on revenues, cash flows and operating margins over the next three to six quarters, and statements that are preceded by, followed by or include the words "believes," "plans," "intends," "expects," "anticipates," or similar expressions. For such statements, Verticalnet claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include, among other things, general economic and market conditions, the slowing spending environment for IT sales, volatility in Verticalnet's stock price, the dependence on Verticalnet's relationship with Converge, rapid technological and market changes, as well as those factors set forth in Verticalnet's Annual Report on Form 10-K for the period ended December 31, 2000, and its Quarterly Report on Form 10-Q for the period ended June 30, 2001, both of which have been filed with the SEC. Verticalnet is making these statements as of October 10, 2001 and assumes no obligation to publicly update or revise any of the forward-looking information in this announcement.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            VERTICALNET, INC.

Date:    October 10, 2001          By:      /s/  Gene S. Godick
                                            -------------------
                                            Name:    Gene S. Godick
                                            Title:   Executive Vice President
                                                     and Chief Financial Officer